UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2017

ROI LAND INVESTMENTS LTD.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-54368 (Commission File Number)	26-1574051 (I.R.S. Employer Identification No.)

1002 Sherbrooke West, Suite 1430

Montreal, Quebec H3A 3L6

(Address of principal executive offices with Zip Code)

888-351-7004

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Election of Directors; Appointment of Certain Officers

This Form 8-K/A is fled as an Amendment No.1 (the “Amendment”) to the Current Report on Form 8-K filed by ROI Land Investments Ltd. (the “Company”) on April 21, 2017 (the “Current Report”). This Amendment is being filed solely for the purpose of correcting an error in Item 5.02 and Exhibit 99.1 of the Current Report, which has been corrected on Exhibit 99.1 to this Amendment. As indicated in Exhibit 99.1 to this Amendment, on April 18, 2017, the Board of Directors of the Company appointed Stéphane Boivin as Project Manager. Stéphane Cliche remains President and COO of ROI.

Exhibit 99.1

FORM 8-K/A

(Amendment No. 1)

(a) On April 18, 2017, the Board of Directors of ROI Land Investments, Ltd. (‘’ROI’’), appointed Mr. Martin Scholz to serve as ROI’s Executive Vice President. Mr. Scholz is a current officer of ROI, and no additional compensation was granted for serving in his new capacity.

Mr. Scholz, has joined ROI in October 2015 as Vice President Investor Relations. Prior to joining the ROI team, Mr. Scholz was a qualified financial consultant at Deutsche Bank for 20 years and a regional director for the broker’s mobile sales force. While at Deutsche Bank, Mr. Scholz managed a team of financial advisors and he was responsible for providing a range of financial and estate planning services to individuals and families. Mr. Scholz was also responsible for the acquisition of new private and business clients, organizational planning, strategic management and advising entrepreneurs on how to successfully develop their business. He is fluent in English and German. Martin Scholz graduated as Certified Banking Manager Level 1 at Frankfurt School of Finance &. Management.

(b) On April 18, 2017, the Board of Directors of ROI increased the number of its members from 2 to 3 and appointed Martin Scholz to fill the vacancy created by such increase. The biography of the new Director is found in clause (a) above. The Board of Directors has no committees. No additional compensation is being received by the new director.

(c) On April 18, 2017, the Board of Directors of ROI appointed Antoine Tronquoy as the new Chief Financial Officer to replace Mr. Mohsen Maaouia who previously served as interim Chief Financial Officer of the Company.

Mr. Antoine Tronquoy has over 15 years of experience in the financial industry. He started his career at Morgan Stanley in Paris in 2002 in the Mergers and Acquisition department. From 2003 to 2009 he was part of the real estate structured finance group within Morgan Stanley where he originated over $5 Bn of financing with collateral in France, Belgium and Spain. He then joined Otera Capital (real estate debt affiliate of Caisse de dépot et placement du Québec) as director in charge of special projects including the restructuring and the sale of a $2 Bn portfolio of international non-performing loans and the due diligence for a corporate acquisition. In 2013, he was appointed as Chief Financial Officer of Inovalis REIT (TSX: INO.UN), a REIT listed on the TSX investing in commercial real estate properties in France and Germany. The company doubled its size with a market capitalization increased from $110 M to $220 M during the three years he acted as CFO.

Antoine Tronquoy graduated with a Masters in Management from HEC Paris.

(d) On April 18, 2017, the Board of Directors of ROI appointed Stéphane Boivin as Project Manager.

Mr. Boivin has worked on various projects from luxury hotels to commercial and residential buildings including industrial and telecom infrastructures. He managed about 30 projects total during his career, most of them were 22 story skyscrapers that were built in different environments such as Brazil, Columbia, Mexico, USA and Canada. With over 20 years of project development experience working with investors, plant managers, builders and architects, Mr. Boivin is able to cater an excellent overview of a project from beginning to end and will provide senior leadership in all projects developed by ROI in Canada, USA and Dubai. Mr. Boivin is also an INSEAD MBA graduate in finance and has a degree in Mechanical Engineering from Laval University, Canada.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 8, 2017	ROI LAND INVESTMENTS LTD.

	By:	/s/ Sami Chaouch
Sami Chaouch
Executive Chairman and Chief Executive Officer